SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                      FORM 8-K

                                   CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) December 2, 1997


                             TRICO MARINE SERVICES, INC.
               (Exact name of registrant as specified in its charter)


Delaware                             0-28316               72-1252405
(State or other jurisdiction  (Commission File Number)  (IRS Employer
       f incorporation)                                 Identification No.)


                 250 North American Court, Houma, Louisiana       70363
                (Address  of  principal   executive   offices)  (Zip Code)



                                   (504) 851-3833
                (Registrant's telephone number, including area code)


                                         N/A
           (Former name or former address, if changed since last report.)

          Item 2.Acquisition or Disposition of Assets.

               On December 2, 1997, Trico Marine Services, Inc. (the "Company"), through its wholly-owned subsidiary, Trico Marine
          International    Holdings   B.V.   ("International"),    acquired
          approximately 99%  of the outstanding shares of Saevik Supply ASA,
          a  publicly-traded  Norwegian   company   ("Saevik  Supply"),  for
          approximately $287.5 million in cash. The shares were acquired pursuant to a public bid made by the Company in compliance with
          the rules of  the  Oslo  Stock  Exchange.   The  price  per share
          offered by the Company in the public bid was the result of negotiations between the Company and the board of directors of
          Saevik  Supply.   Under  Norwegian law, the Company is required to
          make a mandatory bid to acquire for cash the remaining shares of Saevik Supply. The Company intends to initiate the mandatory bid in December 1997 at a price of 165 NOK per share. If the Company acquires all the remaining shares of Saevik Supply pursuant to the mandatory bid, it expects to pay approximately $1.5 million for such shares. If any shares remain outstanding upon completion of the mandatory bid, under Norwegian law, the Company will have the compulsory right to purchase such shares and the holders of such remaining shares will have the right to require that their shares be redeemed. In the absence of an agreement by the parties as to the value of such shares, Norwegian law would require that the amount be determined in court.

               Saevik Supply  is  a  leading  provider of marine support and
          transportation  services  to  companies   engaged   in   offshore
          exploration and production of oil and gas in the North Sea and operates the third largest fleet of platform supply vessels ("PSVs") in the North Sea. Saevik Supply's current fleet consists of six large anchor handling, towing and supply vessels ("AHTSs") and ten owned and one managed PSVs. During the nine months ended September 30, 1997, Saevik Supply reported total revenues of NOK
          431.9 ($60.6)  million  and  net  income  of  NOK  193.0  ($27.1)
          million.

               In connection with the acquisition the Company amended its existing revolving credit facility to provide for a $150.0
          million   revolving   line   of  credit  (the  "Revolving  Credit
          Facility") and $200.0 million in term facilities (the "Term Loans"). In order to fund the Acquisition and certain related expenses, the Company borrowed $68.5 million under the Revolving Credit Facility and $125.0 million under the Term Loans and
          issued $100   million of 8 1/2% Senior Notes due 2005, Series C (the
          "Senior Note Offering").   The  net proceeds of the Senior Note
          Offering were approximately  $98.7 million.  On December 9,
          1997, the Company also completed a public offering of 4,000,000 shares of its common stock at $28.00 per share. The net proceeds from the common stock offering (approximately $106.9 million) will be used to repay a portion of the outstanding Term Loans.

               There are no material relationships between the shareholders of and the Company, its affiliates, officer or directors, or associates of the Company's officers and directors.

          Item 7.Financial Statements and Exhibits.

               (a) The financial statements required by this item were filed as part of the Company's Registration Statement, as amended (the "Registration Statement"), on Form S-3 (Registration No. 333-39597), originally filed with the Commission on November 5, 1997 (pages F-29 through F-57), and are incorporated herein by reference.

               (b) The pro forma financial information required by this item was filed as part of the Registration Statement (pages F-1 through F-7), and is incorporated by reference herein.

               (c)  Exhibits

                    10.1 Amended and Restated Revolving Credit and Term Loan Agreement, dated as of December 1, 1997, by and among the Company, Trico Marine Operators, Inc., Trico Marine Assets, Inc., Saevik Shipping AS, International and BankBoston, N.A., as agent for itself and the other financial institutions named therein.

                    23.1 Consent of KPMG as Gerd Leira

                    23.2 Consent of Deloitte & Touche as Roar Skuland

                    99.1 Financial  Statements of Saevik Supply ASA and  the
                         Viking Vessels (as defined therein). Incorporated by reference from pages F-29 through F-57 of the Registration Statement.

                    99.2 Pro Forma Financial Information  with  respect  to
                         the acquisition of Saevik Supply. Incorporated by reference herein from pages F-1 through F-7 of the Registration Statement.




                                      SIGNATURES


               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        TRICO MARINE SERVICES, INC.



                                        By:     /s/ Victor M. Perez
                                                    Victor M. Perez
                                        Vice President, Chief Financial Officer
                                                     and Treasurer

          Dated: December 9, 1997